UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                     __________


                                      FORM 8-K

                                   CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15 (d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                _____________________


                   Date of Report (April 18, 1994): April 21, 1994


                        Alexander & Alexander Services Inc.
               (Exact name of registrant as specified in its charter)


                Maryland             1-8282                 52-0969822
             (State or other        (Commission           (I.R.S. Employer
             jurisdiction of       File Number)          Identification No.)
             organization)


       1211 Avenue of the Americas                             10036
           New York, New York                                 (Zip Code)
(Address of principal executive offices)


                                  (212) 840-8500
                           (Registrant's telephone number,
                                including area code:)


                                       Not Applicable
                           (Former name or former address,
                            if changed since last report.



Item 5.       Other Events.


A. On April 18, 1994, Alexander & Alexander Services Inc. (the "Company") issued the following press release:


A&A EXPECTS 1ST QUARTER NET LOSS OF APPROXIMATELY $0.15 PER SHARE
BUT ANTICIPATES FULL YEAR 1994 TO BE PROFITABLE


NEW YORK, April 18 -- Alexander & Alexander Services Inc. (NYSE: AAL) today announced that it expects to report a net loss per share of approximately $0.15 for the first quarter ended March 31, 1994. The company anticipates a net profit from continuing operations for the full year.

A&A said the first quarter results were caused primarily by lower-than-expected revenues in its North American risk management and insurance services operations.

Robert E. Boni, chairman of the Board of Directors, noted, "This underperformance largely reflects the effect of management changes in the U.S. and management's acceleration of the pace of business segmentation. These changes have had a short-term impact on revenues."

He added, "I believe business segmentation and our other initiatives will provide substantial long-term benefits for our clients and shareholders as well as A&A."

A&A's human resource management subsidiary, the Alexander Consulting Group, also anticipates a loss for the quarter, in part because of highly competitive market conditions.

The expected net loss for the quarter also includes an after-tax charge of approximately $2.7 million, or $0.06 per share, for the adoption of SFAS No. 112 regarding accounting for post-employment benefits.

Dr. Boni said, "A&A's results for the full quarter are not acceptable. However, I believe both ACG and our North American risk management and insurance services operations will have improved performance in the months ahead. I am particularly pleased with recent successes in winning major new corporate accounts."

Complete financial results for the quarter will be announced later this month.

A&A Services Inc. is a global organization of professional advisers providing risk management, insurance brokerage and human resource management consulting services from offices in more than 80 countries.



B. In addition, effective April 1, 1994, T.H. Irvin, chief executive officer of the Company, retired. Mr. Irvin will continue to serve as a director of the Company until the Annual Meeting of Stockholders to be held on May 19, 1994. The position of chief executive officer will remain vacant until the board of directors completes its search for a successor. In January, the Company announced Mr. Irvin's intention to retire and that it had commenced an international search for his successor.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          ALEXANDER & ALEXANDER SERVICES INC.


                                          By:/s/Ronald J. Roessler
                                                Ronald J. Roessler
                                                Senior Vice President &
                                                 General Counsel





Date:  April 21, 1994

ht:Z:FORM8K:4/94



                                           Alexander & Alexander Services Inc.
                                           1211 Avenue of the Americas
                                           New York, NY  10036
                                           Telephone 212 444-4500
                                           FAX 212 444-4696



VIA EDGAR


April 21, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Current Report on Form 8-K

Gentlemen:

Enclosed for filing please find one conformed copy of the Current Report on Form 8-K for Alexander & Alexander Services Inc. (the "Company"). This filing notices the April 18, 1994 press release by the Company, together with the retirement of the Company's chief executive officer.

Sincerely,



/s/ Andrea L. Schuman


Andrea L. Schuman
Attorney


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